Exhibit 99.1

Myomo Announces Third Quarter 2018 Financial Results

Achieved Revenue Growth of 25% and

Reported 222 units in the Reimbursement Process

CAMBRIDGE, Mass., November 5, 2018 – Myomo, Inc. (NYSE American: MYO) (“Myomo” or the “Company”), a wearable medical robotics company that offers increased functionality for those suffering from neurological disorders and upper limb paralysis, today reports its financial results for the third quarter ended September 30, 2018.

Recent Highlights and Accomplishments:

•	Revenue in the third quarter 2018 of $609,000, an increase of 25%, versus the comparable period of 2017.

•	Year-to-date revenues for nine months ended September 30, 2018 are up 54% to $1.6M vs $1M in the comparable period of 2017.

•	As of September 30, 2018, we had 222 MyoPro units in the reimbursement process, after adding 130 units in the third quarter.

•	Expanded US distribution footprint by adding 6 new orthotics and prosthetics (“O&P”) providers with 13 locations in markets including Atlanta, GA; Sacramento, CA; and the greater Seattle, WA area.

•	Established a distribution agreement with Bandagist Jan Nielsen A/S O&P provider in Denmark, opening this new market in northern Europe.

Paul R. Gudonis, Chairman & CEO of Myomo, stated: “Our expanded sales team and marketing efforts have resulted in a significant increase in the MyoPro units being processed for insurance reimbursement. This growing pipeline is a leading indicator of revenue growth as we continue to penetrate this large, untapped market for upper limb paralysis.”

Financial Results

	For the Three Months Ended September 30,		Period-to-Period Change		For the Nine Months Ended September 30,		Period-to-Period Change
	2018	2017	$	%	2018	2017	$	%
Revenue	$608,981	$488,540	$120,441	25%	$1,554,529	$1,011,454	$543,075	54%
Cost of revenue	193,577	124,098	69,479	56%	502,103	301,308	200,795	67%

Gross margin	$415,404	$364,442	$50,962	14%	$1,052,426	$710,146	$342,280	48%

Gross margin%	68%	75%		(7)%	68%	70%		(2)%

Total revenue in the third quarter 2018 was $609,000, an increase of 25%, versus the comparable period of 2017. Revenue for the nine months ended September 30, 2018 was $1,555,000, an increase of 54%, versus the comparable period of 2017. Our results for the three and nine months ended September 30, 2018, reflects a higher average selling price primarily due product mix.

Gross margin was 68% and 75% for the quarter ended September 30, 2018 and 2017, respectively. Gross margin was 68% and 70% for the nine months ended September 30, 2018 and 2017, respectively. The decrease in gross margin is primarily due to a decrease in grant revenue, which generally does not result in our incurring any additional incremental costs.

Operating expenses were $3,124,000, an increase of $1,324,000, or 74%, during the three months ended September 30, 2018, versus the comparable period of 2017. Operating expenses were $8,846,000, an increase of $3,404,000, or 63%, during the nine months ended September 30, 2018, as compared to the nine months ended September 30, 2017.

The increases in our operating expenses primarily reflect higher compensation costs associated with the addition of personnel, the expansion of our sales, marketing and product development efforts, as well as increased administrative costs.

During the three months ended September 30, 2018 the company generated interest income of $45,000, as compared to incurring interest expense of $43,000 in the same period of 2017. We did not incur interest expense during the three months ended September 30, 2018 due to the payoff of our outstanding debt during the three months ended December 31, 2017.

The Company’s net loss for the quarter ended September 30, 2018 amounted to $2,650,000, compared with a net loss of $1,259,000 for the corresponding period of 2017. Net loss for the nine months ended September 30, 2018 was $7,625,000 compared with a loss of $10,197,000 for the corresponding 2017 period. Net loss for the nine months ended September 30, 2017 includes a $5,172,000 charge for debt discount on convertible notes. Net loss available to common stockholders for the quarter ended September 30, 2018 was $2,650,000 or ($0.21) per share, compared with a net loss available to common stockholders of $1,259,000, or ($0.21) per share, for the corresponding year ago period.

Adjusted EBITDA1 for the quarter ended September 30, 2018 was a loss of $2,538,000, compared with a loss of $1,490,000 for the corresponding 2017 period. Adjusted EBITDA for the nine months ended September 30, 2018 was a loss of $7,102,000, compared with a loss of $4,487,000 for the corresponding 2017 period. A reconciliation of GAAP net loss to this non-GAAP financial measure has been provided in the financial statement tables included in this press release. An explanation of this measure is also included below under the heading “Non-GAAP Financial Measures.”

Liquidity

Cash on hand at September 30, 2018 was $9,093,000, compared to $12,959,000 at December 31, 2017.

Conference Call and Webcast Information

Myomo will hold a conference call today, November 5, 2018 at 4:30 p.m. EST. To access the conference call, please dial 1-877-270-2148 from the U.S. or 1-412-902-6510 internationally. Our webcast and accompanying slides can also be accessed through Myomo’s Investor Relations page. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the live broadcast.

A replay of the conference call will be available approximately one hour after completion of the live conference call at the Investor Relations page. A dial-in replay of the call will be available until November 19, 2018; please dial 1-877-344-7529 from the U.S. or 1-412-317-0088 internationally and provide the passcode of 10125914.

(Tables follow)

About Myomo

Myomo, Inc. is a wearable medical robotics company that offers expanded mobility for those suffering from neurological disorders and upper limb paralysis. Myomo develops and markets the MyoPro product line. MyoPro is a powered upper limb orthosis designed to support the arm and restore function to the weakened or paralyzed arms of patients suffering from CVA stroke, brachial plexus injury, traumatic brain or spinal cord injury, ALS or other neuromuscular disease or injury. It is currently the only marketed device that, sensing a patient’s own EMG signals through non-invasive sensors on the arm, can restore an individual’s ability to perform activities of daily living, including feeding themselves, carrying objects and doing household tasks. Many are able to return to work, live independently and reduce their cost of care. Myomo is headquartered in Cambridge, Massachusetts, with sales and clinical professionals across the U.S. For more information, please visit www.myomo.com.

[1]

Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization adjusted for the impact of the write-off of unamortized debt discount associated with conversion of convertible notes into common stock and warrants, stock based-compensation, the impact of the fair value revaluation of our derivative liabilities and the loss on early extinguishment of debt.

Forward Looking Statements

This press release contains forward-looking statements regarding the Company’s future business expectations, including the receipt of revenues from units being processed for insurance reimbursement, the scale-up and expansion of commercial operations, our opening of a new market in northern Europe, our expectations for revenues and our results of operations, and the potential benefits to users of our products, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors.

These factors include, among other things:

•	our sales and commercialization efforts;

•	our ability to achieve reimbursement from third-party payers for our products;

•	our dependence upon external sources for the financing of our operations;

•	our ability to effectively execute our business plan; and

•	our expectations as to our clinical research program and clinical results.

More information about these and other factors that potentially could affect our financial results is included in Myomo’s filings with the Securities and Exchange Commission, including those contained in the risk factors section of the Company’s annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Although the forward-looking statements in this release of financial information are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Non-GAAP Financial Measures

Myomo has provided in this release of financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. This information includes Adjusted EBITDA. This non-GAAP financial measure is not in accordance with, or an alternative for, GAAP and may be different from similar non-GAAP financial measures used by other companies. Myomo believes that the use of this non-GAAP financial measures provides supplementary information for investors to use in evaluating operating performance and in comparing its financial measures with other companies in Myomo’s industry, many of which present similar non-GAAP financial measures. Adjusted EBITDA is EBITDA adjusted for the impact of the write off of unamortized debt discount associated with conversion of convertible notes into common stock and warrants, stock based-compensation, the impact of the fair value revaluation of our derivative liabilities and the loss on early extinguishment of debt. Non-GAAP financial measures that Myomo uses may differ from measures that other companies may use. This non-GAAP financial measure disclosed by Myomo is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP, and should be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of this non-GAAP measure to its most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

For Myomo:

ir@myomo.com

Investor Relations:

Vivian Cervantes

PCG Advisory

646-863-6274

vivian@pcgadvisory.com

Public Relations:

Meredith Krim

Matter Communications

617-874-5203

myomo@matternow.com

MYOMO, INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$608,981	$488,540	$1,554,529	$1,011,454
Cost of revenue	193,577	124,098	502,103	301,308

Gross margin	415,404	364,442	1,052,426	710,146

Operating expenses:
Research and development	449,673	329,357	1,309,014	1,394,865
Selling, general and administrative	2,674,160	1,470,058	7,536,802	4,047,385

	3,123,833	1,799,415	8,845,816	5,442,250

Loss from operations	(2,708,429)	(1,434,973)	(7,793,390)	(4,732,104)
Other expense (income)
Change in fair value of derivative liabilities	(13,310)	(219,374)	(31,278)	(64,366)
Debt discount on convertible notes	—	—	—	5,172,000
Interest income and other expense, net	(45,297)	43,350	(137,327)	357,465

	(58,607)	(176,024)	(168,605)	5,465,099

Net loss	(2,649,822)	(1,258,949)	(7,624,785)	(10,197,203)
Deemed dividend – accreted preferred stock	—	—	—	(274,011)
Cumulative dividend to Series B-1 preferred stockholders	—	—	—	(287,779)

Net loss available to common stockholders	$(2,649,822)	$(1,258,949)	$(7,624,785)	$(10,758,993)

Weighted average number of common shares outstanding:
Basic and diluted	12,415,494	6,081,195	12,244,075	3,191,144

Net loss per share available to common stockholders:
Basic and diluted	$(0.21)	$(0.21)	$(0.62)	$(3.37)

MYOMO, INC.

CONDENSED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$9,093,412	$12,959,373
Accounts receivable	352,824	297,039
Inventories, net	272,664	201,155
Prepaid expenses and other	720,866	388,275

Total Current Assets	10,439,766	13,845,842
Restricted cash	75,000	52,000
Deferred offering costs	117,273	—
Equipment, net	198,865	77,150

Total Assets	$10,830,904	$13,974,992

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and other accrued expenses	$1,690,553	$1,277,236
Derivative liabilities	8,652	39,930
Deferred revenue	182,515	168,006

Total Current Liabilities	1,881,720	1,485,172
Deferred revenue, net of current portion	249	44,042

Total Liabilities	1,881,969	1,529,214

Commitments and Contingencies	—	—
Stockholders’ Equity:
Common stock	1,243	1,114
Undesignated preferred stock	—	—
Additional paid-in capital	51,551,728	47,423,915
Accumulated deficit	(42,597,572)	(34,972,787)
Treasury stock	(6,464)	(6,464)

Total Stockholders’ Equity	8,948,935	12,445,778

Total Liabilities and Stockholders’ Equity	$10,830,904	$13,974,992

MYOMO, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(unaudited)

For the Nine Months Ended September 30,	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,624,785)	$(10,197,203)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation	48,833	6,985
Stock-based compensation	642,961	238,222
Bad debt expense	(16,275)	29,775
Amortization of debt discount	—	17,765
Debt discount on convertible notes	—	5,172,000
Excess and obsolete inventory reserve	26,645	30,955
Common stock issued for services	—	30,000
Change in fair value of derivative liabilities	(31,278)	(64,366)
Changes in operating assets and liabilities:
Accounts receivable	(39,510)	(141,203)
Inventories	(151,332)	(71,873)
Prepaid expenses and other	(332,591)	(313,542)
Accounts payable and other accrued expenses	413,317	416,222
Accrued interest	—	233,283
Deferred revenue	(29,284)	1,695

Net cash used in operating activities	(7,093,299)	(4,611,285)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of equipment	(117,370)	(7,244)

Net cash used in investing activities	(117,370)	(7,244)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments of issuance costs	(117,273)	(111,719)
Net settlement of vested restricted stock units to fund related employee statutory tax withholding	(71,412)	—
Proceeds from exercise of stock options	2	26,954
Proceeds from exercise of warrants	3,556,391	—
Proceeds from IPO, net of offering costs (1)	—	4,368,315
Proceeds from private placement, net of offering costs	—	2,922,885
Proceeds from convertible promissory notes, net	—	1,770,000
Repayment of note payable, MLSC	—	(196,992)

Net cash provided by financing activities	3,367,708	8,779,443

Net (decrease) increase in cash, cash equivalents and restricted cash	(3,842,961)	4,160,914
Cash, cash equivalents and restricted cash, beginning of period	13,011,373	849,174

Cash, cash equivalents and restricted cash, end of period	$9,168,412	$5,010,088

(1)	IPO gross proceeds of $4,991,236 are reduced by $622,921 of IPO offering costs that were incurred in 2017. Another $438,237 of IPO deferred offering costs were paid for in 2016.

MYOMO, INC.

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP net loss	$(2,649,822)	$(1,258,949)	$(7,624,785)	$(10,197,203)
Adjustments to reconcile to Adjusted EBITDA:
Interest (income) expense	(45,297)	43,150	(137,327)	330,065
Other (income) expense	—	200	—	27,400
Depreciation expense	19,932	2,439	48,833	6,985
Stock-based compensation	150,881	(57,196)	642,961	238,222
Change in fair value of derivative liabilities	(13,310)	(219,374)	(31,278)	(64,366)
Debt discount on convertible notes	—	—	—	5,172,000

Adjusted EBITDA	$(2,537,616)	$(1,489,730)	$(7,101,596)	$(4,486,897)